                                                                       EXHIBIT F

                                                                  Conformed Copy


   ________________________________________________________________________


                            SHAREHOLDERS AGREEMENT

                         dated as of December 1, 1998

                                 by and among

                            TELENOR EAST INVEST AS

                                      and

                         DR. DMITRI BORISOVICH ZIMIN,

                                GLAVSOTKOM LLC,

                THE FUND FOR NON-COMMERCIAL PROGRAMS "BEE LINE"

                              AUGIE K. FABELA, II

                       GENEVA INVESTMENT TRUST I, L.L.C.

                                      and

      OTHER HOLDERS OF CAPITAL STOCK OF OPEN JOINT STOCK COMPANY "VIMPEL-
                       COMMUNICATIONS" FROM TIME TO TIME

   ________________________________________________________________________

    SHAREHOLDERS AGREEMENT dated as of December 1, 1998 by and among TELENOR EAST INVEST AS, a corporation organized and existing under the laws of Norway ("Telenor"), DR. DMITRI BORISOVICH ZIMIN, a Russian citizen ("Dr. Zimin"), GLAVSOTKOM LLC, a limited liability company organized and existing under the laws of the Russian Federation ("Glavsotkom"), THE FUND FOR NON-COMMERCIAL PROGRAMS "BEE LINE", a non-commercial organization organized and existing under the laws of the Russian Federation (the "Bee Line Fund"), AUGIE K. FABELA, II, a citizen of the United States ("Mr. Fabela"), GENEVA INVESTMENT TRUST I, L.L.C., a limited liability company organized and existing under the laws of Delaware ("Geneva"), and such other holders of capital stock of the Company as shall be party hereto from time to time.


                                  WITNESSETH

    WHEREAS, Open Joint Stock Company "Vimpel-Communications", a company organized and existing under the laws of the Russian Federation (the "Company"), and Telenor are parties to the Primary Agreement dated as of December 1, 1998 (the "Primary Agreement") between Telenor and the Company;

    WHEREAS, Dr. Zimin, Glavsotkom, the Bee Line Fund, Mr. Fabela and Geneva (collectively, the "Existing Shareholders") beneficially own the issued and outstanding shares of capital stock of the Company described in Schedule 1 hereto opposite their respective names;

    WHEREAS, each of Mr. Fabela and Geneva are entering into this Agreement solely for the purposes of (a) making the representations and warranties set forth in Article II of this Agreement and (b) subject to the conditions and on the terms set forth therein, agreeing to be bound by the obligations and entitled to the rights arising under Article IV, Section 5.02 and Article VI of this Agreement, and under no circumstances whatsoever shall Mr. Fabela or Geneva be liable, or incur any liability whatsoever, in connection with any breach (or alleged breach) of any other provision set forth in this Agreement; and

    WHEREAS, Telenor and the Existing Shareholders believe it is in the best interests of the Company that provision be made for the continuity and stability of the business and management of the Company;

    NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  ARTICLE I  DEFINITIONS AND INTERPRETATION

1.01  Definitions
      -----------

      As used herein, the following terms shall have the following meanings:

      "Actions or Proceedings" shall mean any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

      "Agreement" shall mean this Shareholders Agreement.

      "amendments to the Charter" shall have the meaning specified in Section
5.04 of the Primary Agreement.

      "Assets and Properties" shall mean, with respect to any Person, all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, used, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, investments, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

      "Bee Line Fund" shall have the meaning specified in the preamble hereto.

      "Board" shall mean the Board of Directors of the Company.

      "Charter" shall mean the most recent version of the charter (ustav) of the Issuer, as registered with the MRC on August 23, 1996, and as amended on October 3, 1996 (approved by the Board on September 30, 1996), December 17, 1996 (approved by the GMS on November 20, 1996), December 17, 1996 (approved by the GMS on November 29, 1996) and September 3, 1998 (approved by the GMS on June 16,
1998).

      "Class B Preferred Stock" shall mean Class B cumulative preferred stock (Priviligirovannye kumulyativnye akstii tipa B) of the Company.

      "Closing" shall have the meaning specified in the Primary Agreement.

      "Company" shall have the meaning specified in the first recital hereto.

      "Contract" shall mean any agreement, preliminary agreement, letter of intent (to the extent binding or creating liability), lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

      "Controlled Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any relative or spouse of such individual, or any relative of such spouse, any one of whom has the same home as such individual, and any trust or estate for which such individual serves as a trustee or in a similar capacity or in which such individual has a substantial beneficial interest and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of any other Person, provided that, in any event, any Person which owns, directly or indirectly, more than 50% of the securities having ordinary voting power for the election of directors or other governing body of a corporation or more than 50% of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

    "Dr. Zimin" shall have the meaning specified in the preamble hereto.

    "Endorsement" shall mean an endorsement to this Agreement in the form of Exhibit A hereto.

    "Ericsson Agreements" shall have the meaning specified in Section 2.07(c).

    "Escrow Agreement" shall mean the Escrow Agreement dated December 1, 1998 by and among the Company, Telenor and Den norske Bank ASA, as Escrow Agent.

    "Existing Shareholders" shall have the meaning specified in the second recital hereto.

    "Final Payment Date" shall mean the date on which the final installment of the Purchase Price is paid to the Company under the terms of the Escrow Agreement.

    "First Board Date" shall mean the date of the first meeting of the Board at which the three duly elected designees of Telenor eligible to sit on the Board and at least one of them is present at such meeting.

    "First Payment Date" shall mean the date on which the payment of the first installment of the Purchase Price is paid to the Company under the terms of the Primary Agreement.

    "Geneva" shall have the meaning specified in the preamble hereto.

    "Glavsotkom" shall have the meaning specified in the preamble hereto.

    "Laws" shall mean all laws, decrees, resolutions, instructions, statutes, rules, regulations, acts, ordinances and other pronouncements having the effect of law or regulation of the Russian Federation, any other country or any state, as well as any county, city or other political subdivision of any of the foregoing.

    "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, legislature, government, ministry, committee, inspectorate, authority, agency, commission, official or other instrumentality of the Russian Federation, any other country or any state, as well as any county, city or other political subdivision of any of the foregoing.

    "Guarantee Agreement" shall mean the Guarantee Agreement dated as of December 1, 1998 between Telenor AS and the Company.

    "Indebtedness" shall mean, with respect to any Person, all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) under capital leases or (e) in the nature of a guarantee of any obligation described in clauses (a) through (d) above of any other Person.

    "Intellectual Property" shall mean patents and patent rights, licenses, inventions, copyrights and copyright rights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks and trademark rights, service marks and service mark rights, trade names and trade name rights, service names and service name rights, brand names, processes formulae, trade dress, business and product names, logos, slogans, industrial models, processes, designs, methodologies, software programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

    "Licenses" shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

    "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

    "Mr. Fabela" shall have the meaning specified in the preamble hereto.

    "Order" shall mean any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each case, whether preliminary or final).

    "Person" shall mean any natural person, corporation, general partnership, simple partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority, whether incorporated or unincorporated.

    "Primary Agreement" shall have the meaning specified in the first recital hereto.

    "Principal Agreements" shall mean this Agreement, the Primary Agreement, the Escrow Agreement, the Registration Rights Agreement, the Guarantee Agreement and the Service Obligation Agreements (as defined in the Primary Agreement).

    "Purchase Price" shall mean the purchase price for the Purchaser's Shares under (and as defined in) the Primary Agreement.

    "Purchaser's Shares" shall mean Eight Million Nine Hundred Two Thousand Two Hundred and One (8,902,201) shares of Common Stock, to be purchased by Telenor on and subject to the terms and conditions of the Primary Agreement.

    "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of December 1, 1998 by and among the Company, Telenor, Dr. Zimin, Glavsotkom and the Bee Line Fund.

    "SEC" shall mean the Securities and Exchange Commission of the United States of America.

    "SEC Documents" shall have the meaning specified in Section 2.06(a), provided that, with respect to Telenor, the SEC Documents shall include only the SEC Documents filed by Telenor in connection with the transactions contemplated by this Agreement and the other Principal Agreements.

    "Securities Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

    "Shareholder" shall mean any holder of Shares who is party to this Agreement.

    "Shares" shall mean shares of common stock or preferred stock of the Company or American Depositary Shares representing interests therein, as the case may be.

    "Significant Zimin Shareholders" shall mean Dr. Zimin, the Bee Line Fund and Glavsotkom.

    "Specified Percentage" shall mean, with respect to Telenor or the Zimin Shareholders, twenty-five percent (25%) plus one (1) Share of the voting capital stock of the Company.

    "Tag-Along Sale" shall mean a reference to a Telenor Tag-Along Sale or a Zimin Tag-Along Sale, as the case may be.

    "Telenor Shareholders" shall mean, collectively, Telenor and any of its Controlled Affiliates which become a party to this Agreement in accordance with
Section 3.02, and, individually, any of them, and any Controlled Affiliate of any of them which acquires Shares subject to this Agreement.

    "Telenor Tag-Along Purchase Offer" shall have the meaning specified in
Section 3.04(a)(i)(C).

    "Telenor Tag-Along Sale" shall have the meaning specified in Section 3.04(a)(i)(C).

    "Telenor" shall have the meaning specified in the preamble hereto.

    "Transfer" shall mean any transfer, sale, assignment, conveyance, pledge or other disposition, as the case may be.

    "UNCITRAL Rules" shall have the meaning specified in Section 7.13 hereof.

      "Zimin Shareholders" shall mean (a) during Dr. Zimin's lifetime, Dr. Zimin and any Controlled Affiliate of Dr. Zimin which is or becomes a party to this Agreement in accordance with Section 3.02(a), and (b) after Dr. Zimin's death or incapacity, any Person which was, at the time of Dr. Zimin's death or incapacity, a Controlled Affiliate of Dr. Zimin and a party to this Agreement.

      "Zimin Pledge" shall have the meaning specified in Section 2.07(c).

      "Zimin Tag-Along Purchase Offer"  shall have the meaning specified in
Section 3.04(b)(i)(C).

      "Zimin Tag-Along Sale" shall have the meaning specified in Section 3.04(b)(i)(C).

1.02  Interpretation
      --------------

      Unless the context of this Agreement otherwise requires, the following rules of interpretation shall apply to this Agreement:

      (a) the singular shall include the plural, and the plural shall include the singular;

      (b) words of any gender shall include the other gender;

      (c) the words "hereof", "herein", "hereby", "hereto" and similar words refer to this entire Agreement and not to any particular Section or any other subdivision of this Agreement;

      (d) a reference to any "Section", "Schedule" or "Exhibit" is a reference to a specific Section of, or Schedule or Exhibit to, this Agreement;

      (e) a reference to any law, statute, regulation, notification or statutory provision shall include any amendment, modification or re-enactment thereof, any regulations promulgated thereunder from time to time, and any interpretations thereof from time to time by any regulatory or administrative authority;

      (f) a reference to any agreement, instrument, contract or other document shall include any amendment, amendment and restatement, supplement or other modification thereto; and

      (g) a reference to any Person shall include such Person's successors and permitted assigns under any agreement, instrument, contract or other document.

                  ARTICLE II  REPRESENTATIONS AND WARRANTIES

      Each Shareholder party hereto on the date hereof hereby represents and warrants as of the date hereof (and each Person who subsequently becomes a party to this Agreement by executing an Endorsement, represents and warrants as of the date on which such Person executes such Endorsement) that:

2.01  Organization of the Shareholders
      --------------------------------

      If not a natural Person, such Shareholder is duly organized and validly existing under the laws of its jurisdiction of organization, with corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its Assets and Properties.

2.02  Authority
      ---------

      (a) Such Shareholder has full power and authority to enter into this Agreement. The execution and delivery of this Agreement by such Shareholder has been duly and validly authorized and, if such Shareholder is not a natural person, no other corporate action on the part of such Shareholder, its board of directors or its shareholders is necessary therefor.

      (b) This Agreement has been duly and validly authorized, executed and delivered by such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally or by general equitable principles (whether applied by a court of law or equity).

      (c) Such Shareholder has full power and authority to perform its obligations hereunder.

2.03  No Conflicts
      ------------

      The execution, delivery and performance by such Shareholder of this Agreement, compliance by such Shareholder with all of the provisions hereof and the consummation of the transactions by such Shareholder contemplated hereby:

      (a) if such Shareholder is not a natural person, will not conflict with or constitute a breach of any of the terms or provisions of, or a default under its charter, memorandum of association, articles of association, certificate of incorporation, by-laws or other like constituent documents, as the case may be;

      (b) will not conflict with or constitute a breach of any Contract or License to which such Shareholder is a party or by which it or any of its Assets and Properties is bound, in each case, as in effect on the date hereof or, with respect to any Person that subsequently becomes a party to this Agreement, as of the date such Person becomes a party hereto; and

      (c) will not violate or conflict with any Orders or Laws applicable to such Shareholder, in each case, as in effect on the date hereof or, with respect to any Person that subsequently becomes a party to this Agreement, as of the date such Person becomes a party hereto.

2.04  Governmental Approvals and Filings
      ----------------------------------

      The execution, delivery and performance by such Shareholder of this Agreement, the compliance by such Shareholder with all of the provisions hereof and the consummation by such Shareholder of the transactions contemplated hereby will not require any consent, approval, authorization, other order or action of, filing with or notice to any Governmental or Regulatory Authority, except for such consents, approvals, authorizations or other orders as have been obtained and which are in full force and effect on the date of this Agreement or, with respect to any Person that subsequently becomes a party to this Agreement, as of the date such Person becomes a party hereto.

2.05  Legal Proceedings; Liability
      ----------------------------

      (a) To the knowledge of such Shareholder, there are no material Actions or Proceedings pending to which such Shareholder is a party or to which any of the Shares it owns or controls, beneficially or otherwise, is subject, which would, or would reasonably be expected to, result in the issuance of an Order which questions the validity of this Agreement or which would, or would reasonably be expected to, result in the issuance of an Order which materially adversely affects the ability of such Shareholder to perform its obligations hereunder and, to the knowledge of such Shareholder, no such proceedings are threatened.

      (b) There are no facts or circumstances known to such Shareholder that would reasonably be expected to give rise to any material Action or Proceeding that would be required to be disclosed pursuant to clause (a) above.

2.06  SEC Documents
      -------------

      (a) Such Shareholder has filed all reports, schedules, forms, statements and other material documents with the SEC (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents") required to be filed by such Shareholder prior to giving effect to the execution of this Agreement.

      (b) After giving effect to all amendments thereto but prior to giving effect to the execution of this Agreement and the other Principal Agreements, if any, to which such Shareholder is a party, no SEC Document filed by such Shareholder contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.07  Shareholding
      ------------

      Each Shareholder (other than Telenor) hereby represents and warrants as of the date hereof, each Person who subsequently becomes a party to this Agreement by executing an

Endorsement hereby represents and warrants, as of the date on which such Person executes such Endorsement, and Telenor hereby represents and warrants as of the date of (and after giving effect to) the consummation of its purchase of all of the Purchaser's Shares pursuant to the Primary Agreement, that:

    (a) it is the record holder and beneficial owner of the Shares described opposite its name on Schedule 1 hereto or on its Endorsement, as the case may be;

    (b) the Shares described opposite its name on Schedule 1 hereto, or on its Endorsement, as the case may be, constitute all of the shares of capital stock of the Company owned of record or beneficially by such Person;

    (c) except for (i) any rights of such Shareholder's spouse, if any, arising by operation of law and (ii) in the case of the Bee Line Fund, the rights of the Board of Directors thereof relating to the voting or disposition of Shares held by the Bee Line Fund, such Shareholder has sole power of disposition and sole voting power with respect to all of the Shares described opposite its name on
Schedule 1 hereto, or on its Endorsement, as the case may be, with no restrictions on such rights, other than such restrictions on transfer as arise under applicable United States federal securities laws, Russian federal securities laws, the Agreements on Pledge (the "Zimin Pledge") made on January 27, 1998 and August 18, 1998 between Dr. Zimin, Ericsson Project Finance AB and AB LM Ericsson Finans, the Undertaking and Acknowledgement of Pledge Agreements dated April 9, 1998 between KB Impuls-TV, the Bee Line Fund, Ericsson Project Finance AB and AB LM Ericsson Finans (the "Ericsson Agreements"), the Undertaking and Acknowledgement of Pledge Agreement dated April 9, 1998 between KB Impuls-TV, Bee Line Fund and Ericsson Project Finance AB and AB LM Ericsson Finans, the restrictions on the transfer of shares of preferred stock of the Company which are disclosed in the Company's SEC Documents, and the terms and conditions of this Agreement and the Registration Rights Agreement; and

    (d) its Shares are, unless they are ADSs, uncertificated, and, in any event, are now held (and in the case of Telenor will, upon issuance, be held), in each case, free and clear of all Liens, proxies, voting trusts or agreements, understandings or arrangements whatsoever that would conflict with any of the obligations of such Person hereunder or under the Registration Rights Agreement, except for any thereof arising under (i) the charter of the Bee Line Fund, (ii) the Zimin Pledge, (iii) the Ericsson Agreements and (iv) the restrictions on the transfer of shares of preferred stock of the Company disclosed in the Company's SEC Documents, and the terms and conditions of this Agreement and the Registration Rights Agreement.

                      ARTICLE III  TRANSFER RESTRICTIONS

3.01  Transfers of Specified Percentage
      ---------------------------------

      (a) If on the date of any proposed transfer (pursuant to a transaction or series of related transactions) of a number of Shares equal to or greater than the Specified Percentage of Shares by any Telenor Shareholder to any Person (other than to another Shareholder or a Controlled Affiliate of another Shareholder), the Zimin Shareholders own, directly or indirectly, at least the Specified Percentage of Shares, then such Telenor Shareholder shall not transfer such Shares to such Person, unless Telenor has given the Zimin Shareholders thirty (30) Business Days' prior written notice of such proposed transfer in accordance with Section 7.10 of this Agreement and obtained the prior written consent of:

          (i)  during the lifetime of Dr. Zimin, Dr. Zimin; and

          (ii) after Dr. Zimin's death or incapacity, the Bee Line Fund.

      (b) If on the date of any proposed transfer (pursuant to a transaction or series of related transactions) of a number of Shares equal to or greater than the Specified Percentage of Shares by any Zimin Shareholder to any Person (other than to another Shareholder or a Controlled Affiliate of another Shareholder), the Telenor Shareholders own, directly or indirectly, at least the Specified Percentage of Shares, then such Zimin Shareholder shall not transfer such Shares to such Person, unless such Zimin Shareholder has given Telenor thirty (30) Business Days' prior written notice of such proposed transfer in accordance with
Section 7.10 of this Agreement and obtained the prior written consent of Telenor thereto.

3.02  Effect of Transfers
      -------------------

      (a) In the event of any transfer of Shares (whether through a transaction or a series of related transactions, by operation of law or otherwise) from a Shareholder to another Shareholder or a Controlled Affiliate of any Shareholder, the transferee shall receive and hold any and all Shares so transferred subject to the terms and conditions of this Agreement and the rights and obligations, if any, of the transferor hereunder, and shall forthwith execute and deliver to the other Shareholders an Endorsement. Each of Telenor and the Zimin Shareholders hereby undertakes to cause each of their respective Controlled Affiliates to which Shares are so transferred to execute and deliver an Endorsement to each of the other Shareholders. A Shareholder which effects a transfer of all of such Shareholder's Shares in accordance with this Agreement shall, after giving effect to such transfer, cease to be a party to, or bound by the terms of, this Agreement from and after the date of such transfer. In the event of any transfer of Shares or ADSs in an amount less than the Specified Percentage by Telenor or any of its Controlled Affiliates, or by any of the Zimin Shareholders, to any Third Person who is not a Controlled Affiliate of any of the parties to this Agreement, the transferee shall not be entitled to any rights, nor subject to any obligations, under this Agreement.

      (b) If the Telenor Shareholders, or any of them, transfer, in the aggregate, a number of Shares equal to or greater than the Specified Percentage of Shares (whether through a transaction or a series of related transactions) to any Person, other than another Shareholder, provided such transfer is made in accordance with
Section 3.01(a) of this Agreement, the transferee shall forthwith execute and deliver to each of the Shareholders an Endorsement and shall receive and hold any and all Shares so transferred with the rights and subject to the obligations set forth in this Agreement and the Registration Rights Agreement, except for the rights and obligations specified in Sections 4.01, 4.02 and 5.01 of this Agreement.

      (c) If the Zimin Shareholders, or any of them, transfer, in the aggregate, a number of Shares equal to or greater than the Specified Percentage of Shares (whether through a transaction or a series of related transactions) to any Person (other than another Shareholder), provided such transfer is made in accordance with Section 3.01(b) of this Agreement, the transferee shall forthwith execute and deliver to each of the Shareholders an Endorsement and shall receive and hold any and all Shares so transferred with the rights and subject to the obligations set forth in this Agreement and the Registration Rights Agreement, except for the rights and obligations specified in sections 4.01, 4.02 and 5.01 of this Agreement.

      (d) Notwithstanding, and not in limitation of, any rights or remedies of any party under this Agreement, if (i) the Telenor Shareholders (or any of them) transfer, in the aggregate, a number of Shares equal to or greater than the Specified Percentage of Shares (whether through a transaction or a series of related transactions) to any Person in violation of Section 3.01(b) or Section 3.02(c), as applicable, or (ii) the Zimin Shareholders (or any of them) transfer, in the aggregate, a number of Shares equal to or greater than the Specified Percentage of Shares (whether through a transaction or a series of related transactions) to any Person in violation of Section 3.01(b) or Section 3.02(c), as applicable, then such transferee shall receive and hold any and all Shares so transferred without any of the rights, but subject to all of the obligations, set forth in this Agreement and the Registration Rights Agreement.

3.03  Endorsements by Future Shareholders
      -----------------------------------

      The term "Shareholders" as used in this Agreement shall include any and all Persons (i) agreeing to be bound as a "Shareholder" hereunder by signing this Agreement or an Endorsement, and (ii) required to execute and deliver an Endorsement pursuant to the terms of this Agreement.

3.04  Tag-Along Rights Relating to Telenor
      ------------------------------------

      (a) If any Significant Zimin Shareholder proposes to register any Shares for sale in a secondary public offering pursuant to the Securities Act (whether through the exercise of demand registration rights or otherwise), such Significant Zimin Shareholder shall, unless and until such time as the Zimin Shareholders, in the aggregate, own less than the Specified Percentage of
Shares:

          (i)  promptly give Telenor written notice thereof;

          (ii) afford the Telenor Shareholders the opportunity to join in such registration; and

          (iii) cause any underwriter (or any other Person that proposes to acquire Shares directly from a Significant Zimin Shareholder) in any offering (a "Telenor Tag-Along Sale") in connection with such registration to offer to acquire from the Telenor Shareholders (a "Telenor Tag-Along Purchase Offer") such number of Shares as shall equal the proportion which the total number of Shares then held by the Telenor Shareholders bears to the total number of Shares owned by the Significant Zimin Shareholders on such date, at the same price and on the same terms and conditions that have been offered to the Significant Zimin Shareholder(s).

      (b) Notwithstanding the foregoing, if (A) any Significant Zimin Shareholder proposes to register any of its Shares for sale in a secondary public offering pursuant to the Securities Act through the exercise of a demand registration right, and (B) the lead managing underwriter for such offering advises the Company or any of the Significant Zimin Shareholders in writing that, in the opinion of the lead managing underwriter, the number of shares requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of shares offered in such offering, the lead managing underwriter may limit to the extent deemed appropriate by such lead managing underwriter the number of the Telenor Shareholders' Shares to be included in such registration to the number of Shares requested to be included in such registration which, in the opinion of the lead managing underwriter, can be sold without having such adverse effect (in which case such Significant Zimin Shareholder shall so advise Telenor and any other Person distributing securities through such underwriting).

3.05  Tag Along Rights Relating to Significant Zimin Shareholders
      -----------------------------------------------------------

      (a) If any Telenor Shareholder proposes to register any Shares for sale in a secondary public offering pursuant to the Securities Act (whether through the exercise of demand registration rights or otherwise), Telenor shall, unless and until such time as the Telenor Shareholders own, in the aggregate, less than the Specified Percentage of Shares:

          (i) promptly give the Significant Zimin Shareholders written notice thereof;

          (ii) afford each of the Significant Zimin Shareholders the opportunity to join in such registration; and

          (iii) cause any underwriter (or any other Person that proposes to acquire Shares directly from a Telenor Shareholder) in any offering (a "Zimin Tag-Along Sale") in connection with such registration to offer to acquire from a Significant Zimin Shareholder (a "Zimin Tag-Along Purchase Offer") such number of Shares as shall equal the proportion which the total number of Shares then held by the Significant Zimin Shareholders bears to the total number of Shares owned by the Telenor Shareholder(s) on such date, at the same price and on the same terms and conditions that have been offered to the Telenor Shareholder(s).

      (b) Notwithstanding the foregoing, if (i) any Telenor Shareholder proposes to register any Shares for sale in a secondary public offering pursuant to the Securities Act through the exercise of a demand registration right, and (ii) the lead managing underwriter for such offering advises the Company or any Telenor Shareholder in writing that, in the opinion of the lead managing underwriter, the number of shares requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of shares offered in such offering, the lead managing underwriter may limit to the extent deemed appropriate by such lead managing underwriter the number of Shares of the Significant Zimin Shareholders to be included in such registration to the number of Shares requested to be included in such registration which, in the opinion of the lead managing underwriter, can be sold without having such adverse effect (in which case such Telenor Shareholder shall so advise the Significant Zimin Shareholders and any other Person distributing securities through such underwriting).

      (c) Telenor on behalf of the Telenor Shareholders shall have ten (10) Business Days from the date of receipt of a Telenor Tag-Along Purchase Offer in which to accept such offer, and the Significant Zimin Shareholders shall have ten (10) Business Days from the date of receipt of a Zimin Tag-Along Purchase Offer in which to accept such offer. The fees, costs and expenses incurred in connection with a Telenor Tag-Along Sale in which any of the Significant Zimin Shareholders participate shall be borne ratably by the Zimin Shareholders participating in such sale and the Telenor Shareholders, and the fees, costs and expenses incurred in connection with a Zimin Tag-Along Sale in which any Telenor Shareholder participates shall be borne ratably by such Telenor Shareholders and the Zimin Shareholders; provided that each such party shall be responsible for the fees and disbursements of its legal counsel in connection with any such Tag-Along Sale.

3.06  Order of Priority
      -----------------

      Notwithstanding Section 3.04 or 3.05, if (a) any Significant Zimin Shareholder or any Telenor Shareholder proposes to register Shares for sale in a secondary public offering pursuant to the Securities Act through the exercise of so-called "piggy-back" registration rights in connection with a proposed registered offering pursuant to the Securities Act of the Company's securities for the account of the Company, and (b) the lead managing underwriter for such offering advises the Company in writing that, in the opinion of the lead managing underwriter, the number of Shares requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of Shares offered in such offering, the lead managing underwriter may limit the Shares to be included in such registration to the number of Shares requested to be included in such registration which, in the opinion of the lead managing underwriter delivered to Telenor, the relevant Significant Zimin Shareholders and any other Person distributing Shares through such underwriting, can be sold without having such adverse effect. The Shareholders shall then permit the Company to include in such registration the amount of the Shares which the lead managing underwriter advises the Company can be sold in such offering in the following priority: first, the Shares proposed by the Company to be sold for its own account; and second, any Shares requested to be included in such registration by the Telenor Shareholders, the Significant Zimin Shareholders and any such other Person, as nearly as practicable, pro rata to the amounts of Shares held by the Telenor Shareholders, the Significant Zimin Shareholders and such other Person at the time of filing of the registration statement.

3.07  Notices Relating to Transfer of Shares
      --------------------------------------

      In addition to, and not in limitation of, any other provision herein or in any of the other Principal Agreements pursuant to which any Person is required to deliver notice, the parties hereto agree that:

      (a) if, as a result of any transfer of Shares (whether through a transaction or a series of related transactions) the Zimin Shareholders shall, in the aggregate, beneficially own less than ten percent (10%) of the then issued and outstanding voting capital stock of the Company, then the Zimin Shareholders shall, as soon as practicable after such transfer, deliver written notice of such occurrence to each of the other Shareholders; and

      (b) if, as a result of any transfer of Shares (whether through a transaction or a series of related transactions) the Telenor Shareholders shall, in the aggregate, beneficially own less than ten percent (10%) of the then issued and outstanding voting capital stock of the Company, then Telenor shall, as soon as practicable after such transfer, deliver written notice of such occurrence to each of the other Shareholders.


                     ARTICLE IV   PRE-CLOSING OBLIGATIONS

4.01  Pre-Closing Voting Agreement
      ----------------------------

      Each of the Existing Shareholders hereby severally undertakes and agrees that, during the period from the date of execution of the Primary Agreement until the earlier of the Closing and the termination of this Agreement pursuant to Article VI of this Agreement, at any meeting of the shareholders of the Company, however called, or in connection with any written consent of the shareholders of the Company or any such other action taken by the shareholders of the Company, such Existing Shareholder shall vote or cause to be voted all of the Shares held by such Existing Shareholder in favor of any proposal presented to the shareholders of the Company for a vote in connection with the transactions contemplated by the Principal Agreements, and any action presented to the shareholders of the Company for a vote in furtherance thereof, including, without limitation:

      (a) the adoption and registration of the amendments to the Charter;

      (b) the issuance and sale to Telenor of the Purchaser's Shares, on the terms and subject to the conditions contained in the Primary Agreement;

      (c) the election to the Board of three (3) candidates designated by Telenor and nominated by the Zimin Shareholders; and

      (d) satisfaction of all other conditions to the Closing specified in
Article VIII of the Primary Agreement.

4.02  No Mandatory Tender
      -------------------

      The Existing Shareholders hereby agree to vote in favor of a waiver of, or to waive, Telenor's obligation to offer to purchase the Shares held by the Existing Shareholders, to the extent, if any, that Telenor's acquisition of Shares pursuant to the Primary Agreement gives rise to such obligation under
Article 80 of the Russian Federation Joint Stock Company Law or any other applicable law.

4.03  Powers of Attorney from the Zimin Shareholders
      ----------------------------------------------

      (a) At the time of the execution of this Agreement, any or all of the Zimin Shareholders shall execute and deliver to Telenor a power of attorney which shall be effective as of January 30, 1999 (provided that the shareholders of the Company approve the issuance of the Purchaser's Shares to Telenor on or before January 29, 1999) duly authorizing Telenor to vote, at any meeting of the shareholders of the Company held on or before January 29, 2000 on all issues requiring the affirmative vote of holders of seventy-five percent (75%) of voting shares of the Company present and eligible to vote in order to be approved, as well as in electing candidates to the Board, a number of Shares sufficient to carry twenty-five percent (25%) plus one (1) vote at a general meeting of the shareholders of the Company. In addition, the Zimin Shareholders shall ensure that Telenor has the right to vote twenty-five percent (25%) plus one (1) share of the voting capital stock of the Company at all times on any such issue until the earliest of (A) the date on which Telenor is the registered owner of the Specified Percentage of Shares, has fully paid for the Purchaser's Shares and has the right to exercise voting rights on all issues with respect to the Purchaser's Shares, (B) January 29, 2000, (C) the date on which Telenor or any Controlled Affiliate of Telenor transfers any Share to any Person other than Telenor or a Controlled Affiliate of Telenor and (D) termination of this Agreement pursuant to Article VI.


      (b) On the date of issuance of the Class B Preferred Stock or at any other time at Telenor's request, the Zimin Shareholders to whom the Class B Preferred Stock will be issued shall execute and deliver to Telenor (i) a proxy (or proxies) satisfactory to Telenor authorizing Telenor to vote such shares of the Class B Preferred Stock as may be necessary to ensure that Telenor shall have the right to vote such percentage of the voting capital stock of the Company as Telenor shall hold immediately prior to the time the Class B Preferred Stock shall have voting rights in excess of those set forth in Schedule 1 to the Registration Rights Agreement, whether pursuant to the Charter or applicable law, (ii) a pledge agreement, satisfactory to Telenor, granting Telenor a first priority security interest in the Class B Preferred Stock, securing the performance of all of the obligations of such Zimin Shareholders hereunder and granting Telenor, as pledgee, the right to vote such shares of the Class B Preferred Stock as may be necessary to ensure that Telenor shall have the right to vote such percentage of the voting capital stock of the Company as Telenor shall hold immediately prior to the time when the Class B Preferred Stock shall have voting rights in excess of those set forth in Schedule 1 to the Registration Rights Agreement, such security interest to be enforceable only in the event of the ineffectiveness, invalidity, revocation, termination or expiration of such proxy (or proxies), whether by operation of law or otherwise, only against such number of shares of the Class B Preferred Stock as shall be necessary to ensure that Telenor shall have the percentage ownership of voting capital stock of the Company as existed immediately prior to giving effect to the voting rights in excess of those set forth in Schedule 1 to the Registration Rights Agreement, and (iii) a transfer order in respect of the Class B Preferred Stock, entitling Telenor to register such security interest in the Class B Preferred Stock in the shareholder register of the Company at the NRC; provided, however, that if Telenor violates the terms of Section 5.01(c) or Section 5.01(d) hereof, all rights granted to Telenor pursuant to this Section 4.03(b) and the proxy (or proxies) and the pledge agreement referred to in this Section 4.03(b) (if then in effect) shall immediately terminate. Upon the request of Telenor from time to time, the Zimin Shareholders shall perform all reasonable actions, including, without limitation, renewing such proxies and/or amending or replacing the documents described in clauses (i)-(iii) above to comply with the requirements of applicable law or as may otherwise be necessary to preserve Telenor's rights under this Section 4.03(b), in each case, to enable Telenor to exercise such voting rights.


                     ARTICLE V    POST-CLOSING OBLIGATIONS

5.01  Voting
      ------

      (a) So long as the Telenor Shareholders and the Zimin Shareholders each beneficially own at least the Specified Percentage of Shares, then (i) Telenor shall nominate no more than three (3) candidates designated by Telenor for election to the Board, at least one of whom shall be a Russian citizen, (ii) Telenor and the Zimin Shareholders shall vote a sufficient number of their respective Shares to ensure that Telenor's three (3) designated nominees are elected to the Board and (iii) should Telenor determine, in its sole discretion, that it will have votes remaining after the election of its three (3) designated nominees is ensured, it shall allocate on an equal basis any such votes in favor of nominees for election to the Board which have been proposed by the Zimin Shareholders; provided, however, that if any shareholder of the Company (other than a Telenor Shareholder or a Zimin Shareholder) nominates any Person to the Board, Dr. Zimin (or, in the event of his death or incapacity, the Bee Line
Fund) shall have the right to approve one of the two non-Russian nominees of Telenor to the Board, which approval shall not be unreasonably withheld, provided that such approval shall not be required if at least one of such two non-Russian nominees is a senior executive vice-president or a member of the board of directors of Telenor AS. Telenor shall use its best efforts to ensure that any director designated by Telenor for nomination to the Board pursuant to this Section 5.01(a) shall be an individual having such knowledge, technical expertise or know-how relating to the telecommunications industry and related sectors as may be reasonably requested by Dr. Zimin (or, in the event of his death or incapacity, the Bee Line Fund). The parties hereto agree that Ms. Tatiana Malozemova shall initially be the Russian Board member designated by Telenor. The Zimin Shareholders shall ensure that at least one (1) other employee of Telenor (identified in a notice sent by Telenor to Dr. Zimin) shall receive notices of Board meetings and shall have the right to attend and speak at all Board meetings.

      (b) Telenor shall cause directors nominated by it to vote in favor of Dr. Zimin and Mr. Fabela to fill any two of the following four positions: (i) President and Chief

Executive Officer (referred to in the charter of the Company as "General Director"), (ii) Chairman of the Board, (iii) Honorary Chairman and (iv) Chairman Emeritus; provided, however, that Telenor shall have no obligation to cause its directors to vote in accordance with this Section 5.01(b) unless the authority of the Honorary Chairman and Chairman Emeritus excludes any substantial managerial responsibility and the right to take any executive action on behalf of the Company.

      (c) Subject to compliance with applicable law, each of Telenor and the Zimin Shareholders undertakes to cause directors nominated by them (or who represent their respective shareholdings in the Company) to vote in favor of the declaration and/or full payment of any and all dividends payable on or in respect of the Class A Preferred Stock and the Class B Preferred Stock (whether in the form of a Board recommendation to shareholders for payment of annual dividends, Board approval of payment of interim dividends, or otherwise).

      (d) Subject to compliance with applicable law, each of Telenor and the Zimin Shareholders undertakes to vote (and to cause their respective Controlled Affiliates to vote) any Shares owned by them in favor of any resolution of shareholders approving the payment of the full dividends on or in respect of the Class A Preferred Stock and the Class B Preferred Stock.

      (e) Upon not less than ninety (90) days' prior written notice from Telenor that it wishes to cause an amendment to the Charter to be adopted that would include its name (and/or any of the Telenor Shareholders' respective names) in the Charter in accordance with Article 15 of the Law on Foreign Investments, the Zimin Shareholders shall (i) cause the directors nominated by them to propose such an amendment at the next annual general meeting of shareholders and (ii) vote any Shares owned by them in favor of the adoption of such amendment.

5.02  Shareholder Capacity
      --------------------

      No Person executing this Agreement who is, or who becomes during the term hereof, a director of the Company makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of the Company. Each Shareholder executes and delivers this Agreement solely in his, her or its capacity as the record and beneficial owner of such Shareholder's Shares.

5.03  Other Arrangements
      ------------------

      No Shareholder shall grant any proxy or enter into or agree to be bound by any understanding or any voting trust with respect to any Shares (provided that any Zimin Shareholder may grant a proxy to Dr. Zimin in respect of the Shares owned by such Zimin Shareholder), nor shall any Shareholder enter into any shareholders agreement or arrangement of any kind with any Person with respect to any Shares, in each case, inconsistent with any obligation of such Shareholder under this Agreement (whether or not such agreement, understanding or arrangement is with other Shareholders or holders of shares which are not bound by this Agreement), including, without limitation, any agreement, understanding or arrangement with respect to the acquisition, disposition or voting of Shares, nor shall any Shareholder act, for any reason, as a member of a group or in concert with any other Person in connection with the acquisition, disposition or voting of Shares in any manner which is inconsistent with any obligation of such Shareholder under this Agreement, provided that each Shareholder shall be permitted to transfer its Shares in accordance with this Agreement and the Registration Rights Agreement.


                      ARTICLE VI     TERM AND TERMINATION

    This Agreement shall take effect on the date hereof and remain in effect until the earliest of:

    (a) the date on which all of the Shareholders party hereto agree in writing to the termination of this Agreement;

    (b) the date on which the Telenor Shareholders and any transferee of the Specified Percentage of Shares pursuant to a transfer by the Telenor Shareholders made in accordance with Section 3.01(a) hereof, having once attained such Specified Percentage, thereafter, collectively beneficially own, in the aggregate, less than ten percent (10%) of the then issued and outstanding voting capital stock of the Company;

    (c) the date on which the Zimin Shareholders and any transferee of the Specified Percentage of Shares pursuant to a transfer by the Zimin Shareholders made in accordance with Section 3.01(b) hereof collectively beneficially own, in the aggregate, less than ten percent (10%) of the then issued and outstanding voting capital stock of the Company;

    (d) the date on which the meeting of the shareholders of the Company is held at which a vote of such shareholders is conducted concerning the transactions specified in Section 5.04(a) of the Primary Agreement and such shareholders fail to approve such transactions;

    (e) June 1, 1999, in the event the Closing shall not have occurred on or prior to such date; and

    (f) January 29, 2000, if Telenor has not theretofore acquired in the aggregate at least ten percent (10%) of the then issued and outstanding voting capital stock of the Company pursuant to the Primary Agreement;

provided that, notwithstanding the foregoing or any other provision contained herein or in any of the other Principal Agreements, the rights and obligations of Mr. Fabela and Geneva hereunder (which, in any event, are limited to Article II, Article IV, Section 5.02 and Article VI hereof) shall terminate immediately after the meeting of the shareholders of the Company referred to in paragraph
(d) above (notwithstanding that the Shareholders have approved the transactions contemplated by the Primary Agreement and the other Principal Agreements), and, thereafter, Mr. Fabela and Geneva shall cease to be parties to, or bound by the terms and conditions of, this Agreement, and under no circumstances whatsoever shall Mr. Fabela or Geneva be liable, or incur any liability whatsoever, in connection with any breach (or alleged breach) of any other provision set forth in this Agreement.

                          ARTICLE VII   MISCELLANEOUS

7.01  Specific Performance
      --------------------

      The Shareholders hereby declare that it is impossible to measure in money the damages that will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, if any Shareholder shall institute any arbitral proceeding to enforce specifically the provisions hereof, any Shareholder against whom such proceeding is brought hereby waives the claim or defense therein that such Shareholder has an adequate remedy at law or in damages, and such Shareholder shall not urge in any such proceeding the claim or defense that such remedy at law or in damages exists.

7.02  Further Assurances
      ------------------

      From time to time, at any Shareholder's reasonable request and without further consideration, each Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

7.03  Certain Events
      --------------

      Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder's Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass by operation of law, including, without limitation, such Shareholder's heirs, guardians, administrators or successors or spouse, as a result of any divorce.

7.04  Stop Transfer
      -------------

      Each Shareholder agrees with, and covenants to, the other Shareholders that such Shareholder shall not request that the Company or the National Registry Company register the transfer (book-entry or otherwise) of any of such Shareholder's Shares, unless such transfer is made in compliance with this Agreement.

7.05  Entire Agreement
      ----------------

      This Agreement supersedes all other prior discussions and agreements among the parties with respect to the subject matter hereof, and contains the sole and entire agreement among the parties with respect to the subject matter hereof.

7.06  No Waiver
      ---------

      No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.07  Binding Agreement
      -----------------

      This Agreement shall, to the extent specifically set forth herein, be binding upon the successors and permitted assigns and permitted transferees of each party hereto.

7.08  Assignment
      ----------

      No party hereto may assign any of its rights under this Agreement without the prior written consent of each of the other parties hereto.

7.09  Expenses
      --------

      Each party to this Agreement shall pay its own expenses and costs incidental to its execution and delivery of this Agreement.

7.10  Notice
      ------

      (a) All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by facsimile or by hand in writing and transmitted by facsimile or courier and delivered to the "Address for Notices" specified below or at such other address as shall be designated by such Shareholder in a notice to each other Shareholder party hereto:

      If to Telenor, to:

            Telenor East Invest AS
            Keysers Gate 13
            N-0130 Oslo
            Norway

            Facsimile No.: +47-22-77-99-09
            Attn: Henrik Torgersen

      with a copy to:

            Advokatene i Telenor
            Universitetsgaten 2
            N-0130 Oslo
            Norway

            Facsimile No.: +47-22-11-44-61
            Attn: Kaare M. Risung

      If to Dr. Zimin, Glavsotkom, the Bee Line Fund and/or any other Zimin Shareholder, to:

            10-12, 8th March Street
            Moscow, Russia

            Facsimile No.: 755-3682
            Attn: Dr. Dmitry B. Zimin

      If to the Company, to:

            Open Joint Stock Company "Vimpel-Communications"
            10-12, Ulitsa 8-Marta
            125683, Moscow
            Russian Federation

            Facsimile No.: +7095-755-3682
            Attn:  Georgy Silvestrov
                   General Counsel

      With a copy to:

            Akin, Gump, Strauss, Hauer & Feld, L.L.P.
            Ducat Place II
            7 Ulitsa Gasheka
            123056, Moscow
            Russian Federation

            Facsimile No.: +7095-974-2412
            Attn: Melissa J. Schwartz

      If to Augie K. Fabela, II, to:

            10-12, 8th March Street
            Moscow, Russia

            Facsimile No.: 755-3682
            Attn: Augie K. Fabela, II


      Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given and shall be effective when transmitted by facsimile, personally delivered or, in the case of any notice delivered by courier, upon receipt, in each case, given or addressed as aforesaid.

            (b) Any notices of proposed transfers pursuant to Section 3.01 of this Agreement shall identify the proposed transferee and the beneficial owner(s) of such proposed transferee, describe the shares, if any, of capital stock in any telecommunications company owned by such transferee (and its affiliates) and such beneficial owner(s) and describe the manner and circumstances of the proposed transfer in sufficient detail.

7.11  Counterparts
      ------------

      This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

7.12  Amendment
      ---------

      This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

7.13  Arbitration; Waiver of Sovereign Immunity
      -----------------------------------------

      (a) Any and all disputes and controversies arising under, relating to or in connection with this Agreement shall be settled by arbitration by a panel of three (3) arbitrators under the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules in force (the "UNICITRAL Rules") in accordance with the following terms and conditions:

          (i) In the event of any conflict between the UNCITRAL Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

          (ii) Either party to this Agreement may refer a matter to arbitration by written notice to the other party.

          (iii)  The place of the arbitration shall be Stockholm, Sweden.

          (iv) The claimant party shall appoint one (1) arbitrator and the respondent party shall appoint one (1) arbitrator, and the two (2) arbitrators so appointed shall appoint the third arbitrator, in accordance with the UNCITRAL Rules. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the Arbitration Institute of the Sweden Chamber of Commerce, Stockholm.

          (v) The English language shall be used as the written and spoken language for the arbitration and all matters connected with all references to arbitration.

          (vi) The decision of the arbitrators shall be made by majority vote and shall be in writing.

          (vii) The decision of the arbitrators shall be final and binding on the parties to this Agreement, save in the event of fraud, manifest mistake or failure by any of the arbitrators to disclose any conflict of interest.

          (viii) The decision of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the Person and assets of the losing party in any jurisdiction.

      (b) In the event any dispute is submitted to arbitration pursuant to
Section 7.13(a), the panel of arbitrators may, if it deems such award appropriate, award a party costs and expenses incurred by such party in enforcing its rights. Except as so awarded, each party shall bear its own costs and expenses of enforcing its rights to arbitrate under this Section 7.13.

      (c) Except for arbitration proceedings pursuant to Section 7.13(a) above, no action, lawsuit or other proceeding (other than a proceeding to compel arbitration or to enforce any arbitration decision) shall be brought by or between the parties to this Agreement and/or any of their affiliates in connection with any matter arising out of or in connection with this Agreement.

      (d) Telenor hereby represents and warrants that it is acting solely in its commercial capacity in executing and delivering this Agreement and each of the other Principal Agreements to which it is a party and in performing its obligations hereunder and thereunder, and Telenor hereby irrevocably waives with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement or any of the other Principal Agreements and any other document or instrument contemplated hereby or thereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets, or enforceability of judicial or arbitral awards.

7.14  Governing Law
      -------------

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, applicable to contracts executed and performed in such jurisdiction, without giving effect to the conflicts of laws principles thereof which would result in the application of a different law.

7.15  Invalid Provisions
      ------------------

      If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and
(d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

7.16  Consent to Jurisdiction and Service of Process
      ----------------------------------------------

      Each Shareholder hereby irrevocably appoints, and Telenor hereby irrevocably appoints, CT Corporation System, located on the date hereof at 1933 Broadway, New York, NY 10019, USA, as its true and lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and upon whom such process may be served, with the same effect as if such party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that the party effecting such service shall also deliver a copy thereof to each other party at the address specified on the execution pages of this Agreement. Each Shareholder and Telenor will enter into such agreements with such agent as may be necessary to constitute and continue the appointment of such agent hereunder. In the event that any such agent and attorney resigns or otherwise becomes incapable of acting, the affected party will appoint a successor agent and attorney in New York reasonably satisfactory to each other party, with like powers. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, in any such action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and agrees that any such action, suit or proceeding shall be brought only in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in Section 7.13 and shall not be deemed to be a general submission to the jurisdiction of said courts of or in the State of New York other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

      IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement as of the date first above written.


                              TELENOR EAST INVEST AS

                              By  /s/ Henrik Torgersen
                                  --------------------
                               Name:  Henrik Torgersen
                               Title: Attorney-in-Fact


                              DR. DMITRI BORISOVICH ZIMIN

                              /s/ Dmitri Borisovich Zimin
                              ---------------------------


                              GLAVSOTKOM LLC

                              By /s/ D. B. Zimin
                                -----------------
                                Name: D. B. Zimin
                                Title: General Director


                              THE FUND FOR NON-COMMERCIAL PROGRAMS "BEE LINE"

                              By /s/ Konstantin I. Ashitkov
                                ---------------------------
                                Name: Konstantin I. Ashitkov
                                Title: Executive Director

                              AUGIE K. FABELA, II
                              (for the limited purposes set forth in the Agreement)

                              /s/ Augie K. Fabela, II
                              -----------------------


                              GENEVA INVESTMENT TRUST I, L.L.C.
                              (for the limited purposes set forth in the Agreement)

                              By /s/ Augie K. Fabela, II
                                --------------------------
                               Name:  Augie K. Fabela, II
                               Title: Authorized Signatory

    The undersigned hereby consents and agrees to, and accepts, the execution of the foregoing Shareholders Agreement by her husband, Dr. Dmitri B. Zimin, and all terms and conditions of said Shareholders Agreement.


    MAYA PAVLOVNA ZIMINA

    /s/ Maya Pavlovna Zimina
    ------------------------

                                                                      SCHEDULE 1
                                 SHAREHOLDINGS

---------------------------------------------------------------------------------------------------------
        Name of Shareholder                   Type of Shares                         Number
---------------------------------------------------------------------------------------------------------
Dr. Dmitri B. Zimin                            Common Stock                      750,000 Shares
---------------------------------------------------------------------------------------------------------
Dr. Dmitri B. Zimin                           Preferred Stock                   6,426,600 Shares
---------------------------------------------------------------------------------------------------------
  Glavsotkom LLC                               Common Stock                     3,051,000 Shares
---------------------------------------------------------------------------------------------------------
  The Fund for Non-                            Common Stock                     3,606,344 Shares
Commercial "Bee Line"
      Programs
---------------------------------------------------------------------------------------------------------
  Augie Fabela, II                             Common Stock                        50,000 ADSs
---------------------------------------------------------------------------------------------------------
Geneva Investment Trust I,                     Common Stock                      173,520 Shares
          L.L.C.
---------------------------------------------------------------------------------------------------------
Telenor East Invest AS                         Common Stock                     8,902,201 Shares
---------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT A

                                  ENDORSEMENT

    The undersigned shareholder of Open Joint Stock Company "Vimpel-Communications" (the "Company") hereby agrees to the terms and conditions of the Shareholders Agreement (the "Shareholders Agreement") dated as of December 1, 1998 by and among Telenor East Invest AS and certain other shareholders of the Company party thereto from time to time, to which this Endorsement is attached, and (a) agrees to be fully bound by the terms and conditions of such Shareholders Agreement as if such shareholder were an original signatory thereto, (b) hereby makes as of the date hereof, for the benefit of each of the other parties to the Shareholders Agreement, each of the representations and warranties set forth in Article II of the Shareholders Agreement, (c) represents that it owns the beneficial interest in the number of shares of capital stock or ADSs of the Company specified below and (d) agrees to deliver to each other party to the Shareholders Agreement, as soon as practicable (and in any event not later than two Business Days after the date hereof) an original copy of this Endorsement.



                              [Name of Shareholder]


                              By__________________________
                                Name:
                                Title:

Type of Shares/ADSs:

______________________

Number of Shares:

______________________